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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related joint Proxy Statement/Prospectus of Liberte Investors and Liberte Investors Inc. for the registration of 12,153,658 shares of its common stock and to the incorporation by reference therein of our report dated July 28, 1995, with respect to the consolidated financial statements and schedule of Liberte Investors included in its Annual Report on Form 10-K, and as amended by two amendments on Form 10-K/A, for the year ended June 30, 1995, filed with the Securities and Exchange Commission, and to the use of our report dated April 30, 1996 with respect to the balance sheet of Liberte Investors Inc. as of April 1, 1996.



                                                /s/ ERNST & YOUNG LLP
                                                --------------------------------
                                                ERNST & YOUNG LLP

Dallas, Texas
July 2, 1996